FOR IMMEDIATE RELEASE

For more information, contact:

Investor Relations	Public Relations
408/579-3456	408/579-3483
fyoshino@extremenetworks.com	gcross@extremenetworks.com

Extreme Networks Reports Second Quarter Fiscal Year 2015 Financial Results
GAAP Revenue of $147.2 million
GAAP EPS Loss of $0.13
Non-GAAP Revenue of $148.0 million
Non-GAAP EPS of $0.05

SAN JOSE, Calif., Jan. 28, 2015 -- Extreme Networks, Inc. (Nasdaq: EXTR) today released financial results for the second quarter of fiscal year 2015, ended December 31, 2014. GAAP revenue was $147.2 million and non-GAAP revenue was $148.0 million. GAAP net loss for the second fiscal quarter was $13.1 million, or $0.13 per share, and non-GAAP net income was $4.7 million, or $0.05 per diluted share. This is the fourth quarter that Extreme Networks is reporting full quarter results that include the Enterasys acquisition.

“We made solid progress towards improving our results in the second fiscal quarter. Non-GAAP revenues were up 8% from the prior quarter at $148 million. Non-GAAP operating income was up over five-fold from the prior quarter reaching $6.7 million and EPS was $0.05 compared to a penny loss in Q1. At the same time we strengthened our balance sheet, reducing debt by $32 million while maintaining cash at $109 million, slightly above the prior quarter,” said Chuck Berger, president and CEO of Extreme Networks. “We added several large new customers during the quarter including the Green Bay Packers, Baltimore Ravens, University of Maryland and Penn State University.

“We also continued to strengthen our sales leadership adding Stephen Patak and Bob Gault as heads of U.S. and Canada sales and worldwide channels respectively,” Berger continued. “Together they bring more than 30 years of experience in the networking industry. In addition, David Hume joined as CIO and Frank Yoshino was appointed vice president, treasury and IR. Raj Khanna joined our Board of Directors in December. Raj brings extensive financial and internal audit experience over a 30 year career at Xerox, Sun and Qualcomm.”

Key Accomplishments in Fiscal Q2 FY 2015:

•
Product innovation continued with the introduction of the Summit® 460-G2 fixed switch, the most powerful edge switch in our portfolio. We also broadened our IdentiFi Wi-Fi product offering with the AP3805, a full featured enterprise-class 802.11ac access point at an entry-level price point.

•	Lenovo selected Extreme Networks to provide networking technology for its high performance computing (HPC) solution.

•
Continued success with the NFL by adding the Baltimore Ravens and the Green Bay Packers as new customers for our in stadium Wi-Fi solutions. Extreme Networks was also named the first official Wi-Fi Solutions Provider of the NFL.

•	We announced a co-marketing and sales agreement with IMG College, part of WME-IMR, who owns the marketing and media rights to over 90 division one universities. The University of

Maryland selected our IdentiFi Wi-Fi solution for its football and basketball venues, joining Baylor University, an IMG partner university, who went live with Extreme in the prior quarter.

•
Microsoft, Palo Alto Networks, VMWare, A19 Networks, NetOptics/IXIA and Sanbolic joined the Extreme Technology Solutions Partner (TSP) program joining more than 50 existing members, adding support to our open and standards-based networking and SDN technology.

•	Key account wins:

•	Green Bay Packers

•	Baltimore Ravens

•	Penn State University

•	Hartford County Public Schools

•	Sejong City Office of Education

•	Caledonia Community Schools

•	Charite Campus Mitte

•	Riken Japan

Fiscal Q2 2015 Financial Metrics:

	Second Quarter
	(in millions, except per share amounts and percentages)
	(unaudited)
	2015	2014	Change
GAAP Net Revenue
Product	$112.5	$119.1	$(6.6)	(6)%
Service	$34.7	$27.5	$7.2	26%
Total Net Revenue	$147.2	$146.6	$0.6	—%
Gross Margin	51.1%	47.6%	3.5%	7%
Operating Loss	(7.5)%	(9.4)%	1.9%	(20)%
Net Loss	$(13.1)	$(16.0)	$2.9	(18)%
Loss per diluted share	$(0.13)	$(0.17)	$0.04	(24)%

Non-GAAP Net Revenue
Product	$112.5	$119.1	$(6.6)	(6)%
Service	$35.5	$29.2	$6.3	22%
Total Net Revenue	$148.0	$148.3	$(0.3)	—%
Gross Margin	54.6%	56.4%	(1.8)%	(3)%
Operating Margin	4.5%	11.0%	(6.5)%	(59)%
Net Income	$4.7	$14.1	$(9.4)	(67)%
Earnings per diluted share	$0.05	$0.14	$(0.09)	(64)%

•	Cash and investments ended the quarter at $109.3 million, as compared to $104.5 million from the prior quarter.

•	Accounts receivable balance ending Q2 was $93.5 million, with days sales outstanding (DSO) of 57.

•	Inventory ending Q2 was $54.4 million, a decrease of $0.9 million from the prior quarter, due to continued right-sizing of inventory.

Business Outlook:
For its third quarter of fiscal 2015 ending March 31, 2015, the Company is targeting GAAP revenue in a range of $129 million to $139 million with non-GAAP revenue in a range of $130 million to $140 million. GAAP gross margin is targeted between 51.0% and 52.0% and non-GAAP gross margin targeted between 55.0% and 56.0%. Operating expenses are targeted to be between $83 million and $84.6 million on a GAAP basis and $72.5 million to $74.5 million on a non-GAAP basis. GAAP net loss is targeted to be between $14 million to $19.5 million, or $0.14 to $0.20 per share. Non-GAAP earnings are targeted in a range of a net loss of $3.1 million to net income of $1.8 million, or a loss of $0.03 to net income of $0.02 per diluted share. The GAAP and non-GAAP net (loss) income targets are based on an estimated 99 million and 101 million, average outstanding shares respectively. Targeted non-GAAP earnings exclude expenses related to stock-based compensation expense, the amortization of acquired intangibles, acquisition and integration related expenses, restructuring expenses and the purchase accounting adjustment related to deferred service revenue.

Conference Call:
Extreme Networks will host a conference call at 5:00 p.m. Eastern (2:00 p.m. Pacific) today to review the second fiscal quarter results and third fiscal quarter business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet at http://investor.extremenetworks.com and a replay of the call will be available on the website through January 27, 2016. The conference call may also be heard by dialing 1-877-303-9826 (international callers dial 1-224-357-2194). Supplemental financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com including the non-GAAP reconciliation attached to this press release. The encore recording can be accessed by dialing (855) 859-2056 /or international 1 (404) 537-3406; Conference ID #:63414269.

About Extreme Networks:
Extreme Networks, Inc. (NASDAQ: EXTR) is setting a new standard for superior customer experience by delivering network-powered innovation and marketing leading service and support. Extreme Networks delivers high-performance switching and routing products for data center and core-to-edge networks, wired/wireless LAN access, and unified network management and control. Our award-winning solutions include software-defined networking (SDN), cloud and high-density Wi-Fi, BYOD and enterprise mobility, identity access management and security. Extreme Networks is headquartered in San Jose, CA and has more than 12,000 customers in over 80 countries. For more information, visit http://www.extremenetworks.com.

Non-GAAP Financial Measures:
Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). The Company is providing with this press release non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, and non-GAAP income/(loss) per share. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of acquisition and integration costs, purchase accounting adjustments, amortization of acquired intangibles, and share-based compensation. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company and the Company's marketplace performance. In particular, management finds it useful to exclude these items in order to more readily correlate the Company's operating activities with the Company's ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating the Company's historical performance and in planning its future business activities. Please note that the Company's non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company's financial information presented in accordance with GAAP. The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude acquisition and integration costs, purchase accounting adjustments, amortization of intangibles, restructuring charges, net of reversals and share-based compensation expense. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward Looking Statements:
Actual results, including with respect to the Company's financial targets and general business prospects, could differ materially due to a number of factors, including the risks that:

•	The Company may not achieve targeted revenues for the Company's products and services given increasing price competition and product technology developments in key network switching equipment markets;

•
Ongoing uncertainty in global economic conditions, infrastructure development or customer demand could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments;

•
The Company may be unable to effectively integrate the businesses of Extreme Networks and Enterasys Networks, both in terms of customer acceptance of combined product lines as well as the need to align the Company's cost structure to meet the company's financial goals, including controlling expenses, and meeting financial covenants as part of the Company's debt financing used to acquire Enterasys Networks;

•	The Company may not accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as it experiences wide fluctuations in supply and demand;

•
The Company is dependent on third parties to manufacture its products and any potential production delays could preclude the Company from shipping sufficient quantities to meet customer orders or could result in higher production costs and lower margins;

•	The Company may be unable to complete development and commercialization of products under development, such as its pipeline of new network switches and related software;

•	The Company may be adversely affected by ongoing litigation.

The matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. Because such statements deal with future events, they are subject to risks and uncertainties. Other important factors that could cause actual results to differ materially are contained in the Company's 10-Qs and 10-Ks that are on file with the Securities and Exchange Commission. http://www.sec.gov. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors," which are on file with the Securities and Exchange Commission.  Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2014	June 30, 2014

ASSETS
Current assets:
Cash and cash equivalents	$88,972	$73,190
Short-term investments	20,321	32,692
Accounts receivable, net of allowances of $6,138 at December 31, 2014 and $3,618 at June 30, 2014	93,519	124,664
Inventories	54,431	57,109
Deferred income taxes	911	1,058
Prepaid expenses and other current assets	11,929	14,143
Total current assets	270,083	302,856
Property and equipment, net	43,568	46,554
Intangible assets, net	69,880	87,459
Goodwill	70,877	70,877
Other assets	20,903	18,686
Total assets	$475,311	$526,432
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$8,125	$29,688
Accounts payable	45,503	37,308
Accrued compensation and benefits	22,476	26,677
Restructuring liabilities	75	322
Accrued warranty	7,845	7,551
Deferred revenue, net	74,353	74,735
Deferred distributors revenue, net of cost of sales to distributors	31,172	31,992
Other accrued liabilities	36,030	38,035
Total current liabilities	225,579	246,308
Deferred revenue, less current portion	23,940	22,942
Long-term debt, less current portion	81,000	91,875
Other long-term liabilities	10,676	8,595
Commitments and contingencies
Stockholders’ equity	134,116	156,712
Total liabilities and stockholders’ equity	$475,311	$526,432

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net revenues:
Product	$112,501	$119,065	$215,173	$180,109
Service	34,707	27,518	68,309	42,389
Total net revenues	147,208	146,583	283,482	222,498
Cost of revenues:
Product	60,496	66,893	114,521	94,409
Service	11,550	9,845	23,272	14,538
Total cost of revenues	72,046	76,738	137,793	108,947
Gross profit:
Product	52,005	52,172	100,652	85,700
Service	23,157	17,673	45,037	27,851
Total gross profit	75,162	69,845	145,689	113,551
Operating expenses:
Research and development	24,000	18,896	47,347	28,832
Sales and marketing	43,971	40,636	88,750	63,330
General and administrative	10,306	11,189	21,380	18,125
Acquisition and integration costs	3,500	8,688	7,558	12,382
Restructuring charge, net of reversals	—	430	—	505
Amortization of intangibles	4,467	3,778	8,934	3,778
Total operating expenses	86,244	83,617	173,969	126,952
Operating loss	(11,082)	(13,772)	(28,280)	(13,401)
Interest income	196	172	342	447
Interest expense	(825)	(524)	(1,661)	(524)
Other expense, net	(64)	(937)	(498)	(1,192)
Loss before income taxes	(11,775)	(15,061)	(30,097)	(14,670)
Provision for income taxes	1,330	925	2,338	1,352
Net loss	$(13,105)	$(15,986)	$(32,435)	$(16,022)
Basic and diluted net loss per share:
Net loss per share - basic	$(0.13)	$(0.17)	$(0.33)	$(0.17)
Net loss per share - diluted	$(0.13)	$(0.17)	$(0.33)	$(0.17)
Shares used in per share calculation - basic	98,677	95,216	97,996	94,639
Shares used in per share calculation - diluted	98,677	95,216	97,996	94,639

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	December 31, 2014	December 31, 2013

Net cash provided by (used in) operating activities	$41,453	$(4,869)
Cash flows from investing activities:
Capital expenditures	(3,962)	(12,562)
Acquisition, net of cash acquired	—	(180,000)
Purchases of investments	—	(9,045)
Proceeds from maturities of investments and marketable securities	3,000	20,062
Proceeds from sales of investments and marketable securities	9,051	54,578
Purchases of intangible assets	(419)	—
Net cash provided by (used in) investing activities	7,670	(126,967)
Cash flows from financing activities:
Borrowings under Revolving Facility	24,000	35,000
Issuance of Term Loan	—	65,000
Repayment of debt	(56,438)	(813)
Proceeds from issuance of common stock	1,722	4,803
Net cash (used in) provided by financing activities	(30,716)	103,990

Foreign currency effect on cash	(2,625)	347
Net increase (decrease) in cash and cash equivalents	15,782	(27,499)
Cash and cash equivalents at beginning of period	73,190	95,803
Cash and cash equivalents at end of period	$88,972	$68,304

Extreme Networks, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Extreme Networks uses non-GAAP measure of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Extreme Networks also presents its target for non-GAAP expenses, which is expenses less stock based compensation expense, acquisition and integration costs, purchase accounting adjustments, amortization of intangibles and restructuring expenses

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition these, non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme Networks' results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme Networks' results of operations in conjunction with the corresponding GAAP measures.

Extreme Networks believes that these non-GAAP measures when shown in conjunction with the corresponding GAAP measures enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Extreme Networks has historically reported certain non-GAAP results to investors, the Company believes that the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme Network's management uses financial statements that do not include stock-based compensation expense, acquisition and integration costs, purchase accounting adjustments, amortization of intangibles, and restructuring expenses. Extreme Networks' management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme Networks excludes the following items from one or more of its non-GAAP measures when applicable.

Stock based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Extreme Networks excludes stock based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to operating results. Extreme Networks expects to incur stock-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs primarily consist of legal and professional fees, severance costs, and other expenses related to the acquisition and integration of Enterasys Inc. Extreme Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of acquired intangible assets such as developed technology, customer relationships, trademarks and order backlog. The amortization of the developed technology intangible is recorded in product cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses. Extreme Networks excludes these non-cash expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business.

Purchase accounting adjustments relating to deferred revenue. Purchase accounting adjustments consists of adjustments to the carrying value of deferred revenue. We have recorded adjustments to the assumed deferred revenue to reflect only a fulfillment margin and thereby excluding the profit margin and revenue which would have been incurred had Extreme Networks entered into the service contract post-acquisition.

Purchase accounting adjustments relating to inventory. Purchase accounting adjustments relating to inventory consists of the amortization of the step up value from the valuation of the inventory at fair value in cost of revenues as part of business combination accounting. Extreme Networks excludes these expenses since they result from an event that is out the ordinary course of continuing operations.

Restructuring expenses. Restructuring expenses primarily consist of cash severance and termination benefits. Extreme Networks excludes restructuring expenses since they result from events that often occur outside of the ordinary course of continuing operations. Extreme Networks expects to incur restructuring expenses in future periods.

In addition to the non-GAAP measures discussed above, Extreme Networks also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchase of property and equipment. Extreme Networks considers free cash flows to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Extreme Networks business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash slows as a measure of financial performance is that it does not represent the total increases or decrease in the Company's cash balance for the period.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Revenue	Three Months Ended		Six Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Revenue - GAAP Basis	$147,208	$146,583	$283,482	$222,498
Adjustments:
Purchase accounting adjustments	$766	$1,764	$1,533	$1,764
Revenue - Non-GAAP Basis	$147,974	$148,347	$285,015	$224,262

Non-GAAP Gross Margin	Three Months Ended		Six Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Gross profit - GAAP Basis	$75,162	$69,845	$145,689	$113,551
Gross margin - GAAP Basis percentage	51.1%	47.6%	51.4%	51.0%
Adjustments:
Stock based compensation expense	$547	$198	$1,121	$502
Purchase accounting adjustments	$766	$11,000	$1,533	$11,000
Amortization of intangibles	$4,292	$2,694	$8,583	$2,694
Gross profit - Non-GAAP Basis	$80,767	$83,737	$156,926	$127,747
Gross margin - Non-GAAP Basis percentage	54.6%	56.4%	55.1%	57.0%

Non-GAAP Operating Income	Three Months Ended		Six Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

GAAP operating loss	$(11,082)	$(13,772)	$(28,280)	$(13,401)
GAAP operating loss income percentage	(7.5)%	(9.4)%	(10.0)%	(6.0)%
Adjustments:
Stock based compensation expense	$4,750	$3,458	$9,563	$5,033
Acquisition and integration costs	$3,500	$8,688	$7,558	$12,382
Restructuring charge, net of reversal	$—	$430	$—	$505
Amortization of intangibles	$8,759	$6,472	$17,517	$6,472
Purchase accounting adjustments	$766	$11,000	$1,533	$11,000
Total adjustments to GAAP operating income	$17,775	$30,048	$36,171	$35,392
Non-GAAP operating income	$6,693	$16,276	$7,891	$21,991
Non-GAAP operating income percentage	4.5%	11.0%	2.8%	9.8%

Non-GAAP Net Income	Three Months Ended		Six Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

GAAP net loss	$(13,105)	$(15,986)	$(32,435)	$(16,022)
Adjustments:
Stock based compensation expense	$4,750	$3,458	$9,563	$5,033
Acquisition and integration costs	$3,500	$8,688	$7,558	$12,382
Restructuring charge, net of reversal	$—	$430	$—	$505
Amortization of intangibles	$8,759	$6,472	$17,517	$6,472
Purchase accounting adjustments	$766	$11,000	$1,533	$11,000
Total adjustments to GAAP net income	$17,775	$30,048	$36,171	$35,392
Non-GAAP net income	$4,670	$14,062	$3,736	$19,370

Earnings per share
Non-GAAP diluted net income per share	$0.05	$0.14	$0.04	$0.20
Shares used in diluted net income per share calculation	100,788	98,352	100,606	97,023

Free Cash Flow	Three Months Ended		Six Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Cash flow provided by operations	$39,822	$(6,794)	$41,453	$(4,869)
Add: PP&E CapEx spending	$(1,178)	$(2,754)	$(3,962)	$(12,562)
Total free cash flow	$38,644	$(9,548)	$37,491	$(17,431)